Exhibit 5.1

December 8, 2014

Midcoast Energy Partners, L.P.

ELTM, L.P.

Enbridge Energy Marketing, L.L.C.

Enbridge G & P (East Texas) L.P.

Enbridge G & P (North Texas) L.P.

Enbridge G & P (Oklahoma) L.P.

Enbridge Gathering (North Texas) L.P.

Enbridge Holdings (Texas Systems) L.L.C.

Enbridge Liquids Marketing (North Texas) L.P.

Enbridge Marketing (North Texas) L.P.

Enbridge Marketing (U.S.) L.L.C.

Enbridge Marketing (U.S.) L.P.

Enbridge Partners Risk Management, L.P.

Enbridge Pipelines (East Texas) L.P.

Enbridge Pipelines (Louisiana Liquids) L.L.C.

Enbridge Pipelines (North Texas) L.P.

Enbridge Pipelines (Oklahoma Transmission) L.L.C.

Enbridge Pipelines (Texas Gathering) L.P.

Enbridge Pipelines (Texas Intrastate) L.P.

Enbridge Pipelines (Texas Liquids) L.P.

Midcoast Operating, L.P.

Midcoast OLP GP, L.L.C.

1100 Louisiana Street, Suite 3300

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as counsel to Midcoast Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and the Guarantors listed on Exhibit A to this letter (the “Guarantors”) with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by (a) the Partnership from time to time, pursuant to Rule 415 under the Securities Act of (i) Class A common units representing limited partner interests in the Partnership (the “Units”) and (ii) debt

Midcoast Energy Partners, L.P., et al

December 8, 2014

securities in one or more series (the “Debt Securities”) and (b) the co-registrant Guarantors, each of which is a co-registrant guarantor in respect of the Registration Statement (as defined below), of guarantees of the Debt Securities (the “Guarantees”). The Units, the Debt Securities and the Guarantees are collectively referred to in this letter as the “Securities.”

We also have participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement on Form S-3 (the “Registration Statement”) to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the Prospectus contained in the Registration Statement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

In rendering the opinions set forth below, we have examined and relied upon (a) the Registration Statement, including the Prospectus, (b)(i) the certificate of limited partnership and the first amended and restated agreement of limited partnership of the Partnership and (ii) such records of the Guarantors as we have deemed relevant and necessary, (c) the senior indenture and the subordinated indenture, each filed as exhibits to the Registration Statement and (d) such certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed. As to various questions of fact material to this opinion, we have relied on statements and certificates of officers and representatives of the Partnership and the Guarantors. In addition, we reviewed such questions of law as we considered appropriate.

In connection with rendering the opinions set forth below, we have assumed that (a) all information contained in all documents reviewed by us is true and correct, (b) all signatures on all documents examined by us are genuine, (c) all documents submitted to us as originals are authentic, and all documents submitted to us as copies conform to the originals of those documents, (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (e) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby, (f) all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement, (g) the supplemental indentures relating to the Debt Securities and Guarantees will be duly authorized, executed and delivered by the parties thereto, (h) each person signing the supplemental indentures will have the legal capacity and authority to do so, (i) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership, the Guarantors, if applicable, and the other parties thereto and (j) any Securities issuable upon conversion, exchange or exercise of any Debt Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Midcoast Energy Partners, L.P., et al

December 8, 2014

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1. With respect to the Units, when (a) the Partnership has taken all necessary action to approve the issuance of the Units, the terms of the offering and related matters and (b) the Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, the Units will be validly issued, fully paid and nonassessable.

2. With respect to the Debt Securities and any Guarantees, when (a) the applicable indenture and supplemental indenture, if any, relating either to senior Debt Securities or subordinated Debt Securities and any Guarantees have been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Partnership has taken all necessary action to approve the issuance and terms of such Debt Securities and the Guarantors have taken all necessary action to approve the issuance and terms of any such Guarantees, (c) the terms of such Debt Securities and any Guarantees and of their issuance and sale have been duly established in conformity with the applicable indenture and supplemental indenture, if any, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Partnership of the Guarantors and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Partnership and (d) such Debt Securities and any Guarantees have been duly executed and authenticated in accordance with the provisions of the applicable indenture and supplemental indenture, if any, and issued and sold as contemplated in the Registration Statement and upon payment of the consideration as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Partnership and any Guarantees, such Debt Securities and any Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership and any Guarantees, respectively, enforceable against the Partnership and any Guarantees, respectively, in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

We express no opinions concerning (a) the validity or enforceability of any provisions contained in the senior indenture, subordinated indenture or any supplemental indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The opinions expressed herein are limited exclusively to the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and the applicable provisions of the Delaware constitution and reported decisions concerning such laws, the laws of the State of Texas, the laws of the State of New York and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

Midcoast Energy Partners, L.P., et al

December 8, 2014

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ BAKER & HOSTETLER LLP

Exhibit A

GUARANTORS

Company Name	State of Organization	I.R.S. Employer Identification Number
ELTM, L.P.	Delaware	76-0378638
Enbridge Energy Marketing, L.L.C.	Delaware	76-0378638
Enbridge G & P (East Texas) L.P.	Texas	76-0378638
Enbridge G & P (North Texas) L.P.	Texas	76-0378638
Enbridge G & P (Oklahoma) L.P.	Texas	76-0378638
Enbridge Gathering (North Texas) L.P.	Texas	76-0378638
Enbridge Holdings (Texas Systems) L.L.C.	Delaware	76-0378638
Enbridge Liquids Marketing (North Texas) L.P.	Delaware	76-0378638
Enbridge Marketing (North Texas) L.P.	Delaware	76-0378638
Enbridge Marketing (U.S.) L.L.C.	Delaware	76-0378638
Enbridge Marketing (U.S.) L.P.	Texas	76-0378638
Enbridge Partners Risk Management, L.P.	Delaware	76-0378638
Enbridge Pipelines (East Texas) L.P.	Texas	76-0378638
Enbridge Pipelines (Louisiana Liquids) L.L.C.	Delaware	76-0378638
Enbridge Pipelines (North Texas) L.P.	Texas	76-0378638
Enbridge Pipelines (Oklahoma Transmission) L.L.C.	Delaware	76-0378638
Enbridge Pipelines (Texas Gathering) L.P.	Delaware	76-0378638
Enbridge Pipelines (Texas Intrastate) L.P.	Texas	76-0378638
Enbridge Pipelines (Texas Liquids) L.P.	Texas	76-0378638
Midcoast Operating, L.P.	Texas	76-0378638
Midcoast OLP GP, L.L.C.	Delaware	61-1714064